EXHIBIT 10.10




THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. IT MAY NOT BE OFFERED OR TRANSFERRED BY SALE, ASSIGNMENT, PLEDGE OR OTHERWISE UNLESS (I) A REGISTRATION STATEMENT FOR SUCH PROMISSORY NOTE UNDER THE SECURITIES ACT OF 1933 IS IN EFFECT OR (II) PAYEE(AS DEFINED BELOW) HAS RECEIVED AN OPINION OF COUNSEL, WHICH OPINION IS SATISFACTORY TO THE PAYEE, TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

                                 PROMISSORY NOTE
                                 ---------------

PRINCIPAL: $750,000.00                                            PISCATAWAY, NJ
INTEREST: LIBOR PLUS 1%                                            JUNE 27, 2000

                  FOR VALUE RECEIVED, Stephen B. Gray, an individual residing at 9 Pavilica Road, Stockton, NJ 08559 (the "Maker"), hereby promises to pay to ION NETWORKS, INC., a Delaware corporation with an address of 1551 South Washington Avenue, Piscataway, New Jersey 08854 (the "Payee"), the aggregate sum of Seven Hundred Fifty Thousand Dollars ($750,000.00) (the "Principal Amount"), together with interest as set forth herein (as the same may be supplemented, modified, amended or restated from time to time in the manner provided herein, this "Note"). Interest on the Principal Amount shall accrue at the rate of LIBOR plus one (1%) percent per annum, to be determined and fixed on each one (1) year anniversary of this Note. Such payment shall be made at the address set forth above or at such other place as may be designated from time to time in writing by the Payee.

1. Payment of Principal and Interest. The Principal Amount together with all interest accruing thereon shall be paid by the Maker to the Payee in a single payment on or before the earliest to occur of (i) five (5) years from the date hereof or, (ii) the occurrence of an Event of Default (as defined below), such earlier date as may be otherwise provided herein (the "Maturity Date").

         Notwithstanding the foregoing, this note and all accrued interest shall be due and payable, thirty (30) days after termination of Maker's employment with the Payee, if such date is prior to the Maturity Date, whether such termination occurs as a result of Maker leaving the Payee's employ of his own volition, or as a result of the Payee's termination of Maker's employment with or without cause. If Payee has been acquired (such as in a merger, consolidation, or otherwise), then the provisions relating to

Maker's continued employment shall be deemed satisfied if Maker continues to be employed by Payee's successor. Notwithstanding the foregoing, if Payee dies or becomes permanently disabled prior to the Maturity Date, then the Principal Amount and all accrued interest on this Note shall be due and payable on the Maturity Date.

2. Prepayment. The Maker shall have the right to prepay the outstanding Principal Amount of this Note, in whole or in part, at any time and from time to time, without penalty or premium. Maker agrees that he will prepay this Note upon sale of shares underlying 100,000 stock options granted to Maker pursuant to grant instrument dated September 25, 1996. Maker agrees he will not sell shares underlying such options without prior notification of Payee's compensation committee or CFO.

3. Events of Default. An "Event of Default" shall be deemed to occur (i) upon the commencement of any proceedings by the Maker, or with the consent of Maker, under any law or statute concerning bankruptcy, arrangement of debt, insolvency or readjustment of debt, or the commencement of any such proceedings without the consent of the Maker and such proceedings shall continue undischarged for a period of sixty (60) days (ii) the failure to pay any amounts under this Note when due.

4. Interest Upon Default. Without limiting any other rights or remedies of the Payee in accordance with this Note or applicable law, in the event of the occurrence of an Event of Default, Payee, at its election, may accelerate and demand immediate payment of the Principal and accrued interest due under this Note and Maker shall be liable for all such amounts.

5. Governing Law. This Note shall be governed by, and construed in accordance with, the laws of the State of New Jersey, without regard to principles of conflicts or choice of laws thereof. This Note shall not be interpreted or construed with any presumption against the Payee by virtue of the Payee causing this Note to be drafted.

6. Amendments. No amendment, modification, or waiver of any provision of this Note nor consent to any departure by the Maker therefrom shall be effective unless the same shall be in writing and signed by the Payee and the Maker.

7. Successors And Assigns. This Note shall not be negotiable, transferable or assignable by the Maker without the prior written consent of Payee. This Note shall be binding upon and shall inure to the benefit of the Payee and its successors and assigns, if any, subject to the provisions hereof.

8. Entire Agreement. This Note sets forth the entire agreement and understanding of the Maker and the Payee and supersedes any prior oral or written agreement between the Maker and the Payee with respect to the subject matter of this Note.

9. Waiver of the Right to Trial by Jury. The Maker hereby irrevocably waives the right to trial by jury in any action, suit, claim, counterclaim or other proceeding, whether in contract or tort, at law or in equity, in any manner connected with this Note or any transactions contemplated hereunder. The exclusive jurisdiction of any disputes arising hereunder shall be in the federal or state courts of the State of New Jersey in Middlesex County.

10. Notices. Any notice, request, demand or other communication permitted or required to be given hereunder shall be in writing, shall be sent by one of the following means to the addressee at the address set forth above (or at such other address as shall be designated hereunder by notice to the other parties and persons receiving copies, effective upon actual receipt) and shall be deemed conclusively to have been given: (a) on the first Business Day (as hereinafter defined) following the day timely deposited with Federal Express (or other equivalent national overnight courier) or United States Express Mail, with the cost of delivery prepaid; (b) on the fifth Business Day following the day duly sent by certified or registered United States mail, postage prepaid and return receipt requested; or (c) when otherwise actually delivered to the addressee. Copies may be sent by regular first-class mail, postage prepaid, to such person(s) as a party may direct from time to time by notice to the others, but failure or delay in sending copies shall not affect the validity of any such notice, request, demand or other communication so given to a party. For purposes hereof, "Business Day" shall mean any day during which banks are open for business in New York, New York, other than any Saturday, Sunday or a day on which commercial banks in New York State are authorized or required to close.

                  IN WITNESS WHEREOF, the Maker has executed this Note as of the date first written above, and the Payee has agreed to the provisions hereof.

MAKER:

/s/ Stephen B. Gray
--------------------------------------
    Stephen B. Gray

ACCEPTED:

ION NETWORKS, INC.

By: /s/Stephen M. Deixler
   -----------------------------------
   Chairman of the Board of Directors